Exhibit 99.1

Ascent Industries Reports Second Quarter 2024 Results
Oak Brook, Illinois, August 6, 2024 – Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”), an industrials company focused on the production of specialty chemicals and industrial tubular products, is reporting its results for the second quarter ended June 30, 2024.

Second Quarter 2024 Summary1

(in millions, except per share and margin)	Q2 2024	Q2 2023	Change
Net Sales	$50.2	$50.4	(0.3)%
Gross Profit	$5.9	$(0.8)	854.2%
Gross Profit Margin	11.7%	(1.5)%	1320bps
Net Loss	$(0.2)	$(6.1)	96.8%
Diluted Loss per Share	$(0.02)	$(0.60)	96.7%
Adjusted EBITDA	$2.1	$(4.8)	144.1%
Adjusted EBITDA Margin	4.2%	(9.4)%	1360bps
________________
1On December 22, 2023, the Company closed on a transaction to sell substantially all of the assets of Specialty Pipe & Tube (“SPT”). As a result, financial results from SPT have been categorized into discontinued operations.

Management Commentary
“Our stabilization efforts and aggressive self-help have started to yield tangible results in Q2 2024, despite continued soft market conditions,” said Ascent CEO Bryan Kitchen. “Our relentless efforts to reduce costs, improve strategic sourcing and optimize our product mix have led to a significant year-over-year improvement in adjusted EBITDA and bottom-line results, while also right-sizing the organization for long-term growth.

“It has been our goal to create a more predictable, reliable, and profitable operating model, and I am proud that we are beginning to deliver on that goal. Momentum is building, and we are optimistic about our ability to achieve incremental financial improvements throughout the year while enhancing the quality of our business development pipeline. With a healthy balance sheet and no outstanding debt, we continue to build the foundation for long-term growth. Our actions are positioning Ascent to fully execute our growth strategy, delivering durable value for our shareholders.”

Second Quarter 2024 Financial Results
Net sales from continuing operations were $50.2 million compared to $50.4 million in the second quarter of 2023. The slight decline is primarily attributable to a decrease in pricing partially offset by an increase in volume across both segments.

Gross profit from continuing operations increased to $5.9 million, or 11.7% of net sales, compared to $(0.8) million, or (1.5)% of net sales, in the second quarter of 2023. The increase was primarily attributable to continued cost and product mix optimization initiatives leading to cost improvements across both segments.

Net loss from continuing operations improved to $(0.2) million, or $(0.02) diluted loss per share, compared to net loss from continuing operations of $(6.1) million, or $(0.60) diluted loss per share, in the second quarter of 2023. The improvement was primarily attributable to the aforementioned increase in gross profit and a year-over-year decrease in interest expense due to lower debt outstanding.

Adjusted EBITDA increased to $2.1 million compared to $(4.8) million in the second quarter of 2023, with adjusted EBITDA margin increasing significantly to 4.2% compared to (9.4)% in the prior year period. The improvement was primarily driven by the aforementioned cost and product mix optimization initiatives.

Segment Results
Ascent Chemicals – net sales in the second quarter of 2024 increased slightly to $21.5 million compared to $21.4 million in the second quarter of 2023. Operating income in the second quarter improved to $0.4 million compared to operating loss of $0.8 million in the prior year period. Adjusted EBITDA in the second quarter increased significantly to $1.7 million compared to $0.3 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA increased significantly to 7.9% compared to 1.5% in the second quarter of 2023.

Ascent Tubular – net sales from continuing operations in the second quarter of 2024 were $28.7 million compared to $29.0 million in the second quarter of 2023. Operating income from continuing operations in the second quarter increased to $0.9 million compared to operating loss from continuing operations of $3.3 million in the prior year period. Adjusted EBITDA from continuing operations in the second quarter increased significantly to $1.7 million compared to $(2.5) million in the prior year period. As a percentage of segment net sales, adjusted EBITDA was 5.9% compared to (8.5)% in the second quarter of 2023.

Liquidity
As of June 30, 2024, the Company had no debt outstanding under its revolving credit facilities and had $62.7 million in availability under its revolving credit facility.

For the quarter ended June 30, 2024, the Company repurchased 15,233 shares at an average cost of $10.25 per share for approximately $0.2 million.

Conference Call
Ascent will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the second quarter ended June 30, 2024.

Ascent management will host the conference call, followed by a question-and-answer period.

Date: Tuesday, August 6, 2024
Time: 5:00 p.m. Eastern time
Live Call Registration Link: Here
Webcast Registration Link: Here

To access the call by phone, please register via the live call registration link above or here and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will also be broadcast live and available for replay via the webcast registration link above or here. The webcast will be archived for one year in the investor relations section of the Company’s website at www.ascentco.com.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a company that engages in a number of diverse business activities including the production of specialty chemicals and industrial tubular products. For more information about Ascent, please visit its website at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense, income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, shelf registration costs, loss on extinguishment of debt, retention costs and restructuring & severance costs from net income.
Management believes that these non-GAAP measures are useful because they are key measures used by our management team to evaluate our operating performance, generate future operating plans and make strategic decisions as well as allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Company Contact
Ryan Kavalauskas
Chief Financial Officer
1-630-884-9181

Investor Relations
Cody Slach and Cody Cree
Gateway Group, Inc.
1-949-574-3860
ACNT@gateway-grp.com

Ascent Industries Co.
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	(Unaudited)
	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$3,595	$1,851
Accounts receivable, net of allowance for credit losses of $808 and $463, respectively	30,154	26,604
Inventories	45,917	52,306
Prepaid expenses and other current assets	3,988	4,879
Assets held for sale	1,259	2,912
Current assets of discontinued operations	65	861
Total current assets	84,978	89,413
Property, plant and equipment, net	27,643	29,755
Right-of-use assets, operating leases, net	27,073	27,784
Intangible assets, net	7,752	8,496
Deferred income taxes	7,663	5,808
Deferred charges, net	54	104
Other non-current assets, net	3,075	1,935
Total assets	$158,238	$163,295

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$16,790	$16,416
Accrued expenses and other current liabilities	6,472	5,108
Current portion of note payable	914	360
Current portion of operating lease liabilities	1,194	1,140
Current portion of finance lease liabilities	286	292
Current liabilities of discontinued operations	1,213	1,473
Total current liabilities	26,869	24,789
Long-term portion of operating lease liabilities	29,110	29,729
Long-term portion of finance lease liabilities	1,163	1,307
Other long-term liabilities	54	60
Total non-current liabilities	30,327	31,096
Total liabilities	$57,196	$55,885

Commitments and contingencies

Shareholders' equity:
Common stock, par value $1 per share; 24,000,000 shares authorized; 11,085,103 and 10,124,737 shares issued and outstanding, respectively	$11,085	$11,085
Capital in excess of par value	47,111	47,333
Retained earnings	52,098	58,517
	110,294	116,935
Less: cost of common stock in treasury - 960,366 and 990,282 shares, respectively	(9,252)	(9,525)
Total shareholders' equity	101,042	107,410
Total liabilities and shareholders' equity	$158,238	$163,295
Note: The condensed consolidated balance sheets at December 31, 2023 have been derived from the audited consolidated financial statements at that date.

Ascent Industries Co.
Condensed Consolidated Statements of Income (Loss) - Comparative Analysis (Unaudited)
($ in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales
Tubular Products	$28,721	$28,992	$52,536	$60,053
Specialty Chemicals	21,468	21,363	41,764	45,112
All Other	—	—	—	50
	50,189	50,355	94,300	105,215
Operating income (loss) from continuing operations
Tubular Products	889	(3,302)	(613)	(6,596)
Specialty Chemicals	429	(806)	(1,010)	546
All Other	(100)	(74)	(261)	(552)

Corporate
Unallocated corporate expenses	(1,429)	(2,750)	(3,579)	(6,455)
Acquisition costs and other	(52)	(17)	(52)	(274)
Total Corporate	(1,481)	(2,767)	(3,631)	(6,729)
Operating loss	(263)	(6,949)	(5,515)	(13,331)
Interest expense, net	72	1,047	199	2,154
Other, net	(93)	(154)	(212)	(247)
Loss from continuing operations before income taxes	(242)	(7,842)	(5,502)	(15,238)
Income tax benefit	(44)	(1,693)	(1,210)	(3,301)
Loss from continuing operations	(198)	(6,149)	(4,292)	(11,937)
Loss from discontinued operations, net of tax	(728)	(8,487)	(2,127)	(7,898)
Net loss	$(926)	$(14,636)	$(6,419)	$(19,835)

Net loss per common share from continuing operations
Basic	$(0.02)	$(0.60)	$(0.42)	$(1.18)
Diluted	$(0.02)	$(0.60)	$(0.42)	$(1.18)

Net loss per common share from discontinued operations
Basic	$(0.07)	$(0.84)	$(0.21)	$(0.77)
Diluted	$(0.07)	$(0.84)	$(0.21)	$(0.77)

Net loss per common share
Basic	$(0.09)	$(1.44)	$(0.63)	$(1.95)
Diluted	$(0.09)	$(1.44)	$(0.63)	$(1.95)

Average shares outstanding
Basic	10,126	10,170	10,110	10,159
Diluted	10,126	10,170	10,110	10,159

Other data:
Adjusted EBITDA[1]	$2,112	$(4,754)	$(1,003)	$(8,489)
1The term Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense, income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, retention costs and restructuring & severance costs from net income. For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

Ascent Industries Co.
Consolidated Statements of Cash Flows (Unaudited)
($ in thousands)

	Six Months Ended June 30,
	2024	2023
Operating activities
Net loss	$(6,419)	$(19,835)
Loss from discontinued operations, net of tax	(2,127)	(7,898)
Net loss from continuing operations	(4,292)	(11,937)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	3,051	3,112
Amortization expense	744	752
Amortization of debt issuance costs	50	50
Deferred income taxes	(1,210)	(5,515)
Provision for losses on accounts receivable	264	32
Provision for losses on inventories	906	1,194
Loss on disposal of property, plant and equipment	—	182
Non-cash lease expense	111	126
Stock-based compensation expense	368	404
Changes in operating assets and liabilities:
Accounts receivable	(3,813)	2,286
Inventories	5,483	16,086
Other assets and liabilities	(907)	(251)
Accounts payable	202	4,780
Accrued expenses	1,364	(402)
Accrued income taxes	630	(743)
Net cash provided by operating activities - continuing operations	2,951	10,156
Net cash (used in) provided by operating activities - discontinued operations	(521)	7,916
Net cash provided by operating activities	2,430	18,072
Investing activities
Purchases of property, plant and equipment	(770)	(1,235)
Net cash used in investing activities - continuing operations	(770)	(1,235)
Net cash used in investing activities - discontinued operations	—	(390)
Net cash used in investing activities	(770)	(1,625)
Financing activities
Borrowings from long-term debt	107,700	139,137
Proceeds from note payable	914	900
Payments on long-term debt	(107,700)	(156,166)
Payments on note payable	(359)	(387)
Principal payments on finance lease obligations	(151)	(151)
Repurchase of common stock	(320)	(504)
Net cash provided by (used in) financing activities	84	(17,171)
Increase (decrease) in cash and cash equivalents	1,744	(724)
Less: Cash and cash equivalents of discontinued operations	—	1
Cash and cash equivalents, beginning of period	1,851	1,440
Cash and cash equivalents, end of period	$3,595	$717

Ascent Industries Co.
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2024	2023	2024	2023
Consolidated
Net loss from continuing operations	$(198)	$(6,149)	$(4,292)	$(11,937)
Adjustments:
Interest expense	72	1,047	199	2,154
Income taxes	(44)	(1,693)	(1,210)	(3,301)
Depreciation	1,531	1,563	3,051	3,112
Amortization	377	376	744	752
EBITDA	1,738	(4,856)	(1,508)	(9,220)
Acquisition costs and other	67	16	79	277
Stock-based compensation	44	16	104	237
Non-cash lease expense	55	63	111	126
Retention expense	—	—	3	—
Restructuring and severance costs	208	7	208	91
Adjusted EBITDA	$2,112	$(4,754)	$(1,003)	$(8,489)
% sales	4.2%	(9.4)%	(1.1)%	(8.1)%

Specialty Chemicals
Net income (loss)	$409	$(818)	$(1,049)	$523
Adjustments:
Interest expense	20	18	39	31
Depreciation expense	964	956	1,918	1,908
Amortization expense	179	158	348	317
EBITDA	1,572	314	1,256	2,779
Acquisition costs and other	—	—	—	2
Stock-based compensation	—	(23)	7	(16)
Non-cash lease expense	19	22	38	46
Restructuring and severance costs	109	—	109	—
Specialty Chemicals Adjusted EBITDA	$1,700	$313	$1,410	$2,811
% segment sales	7.9%	1.5%	3.4%	6.2%

Tubular Products
Net income (loss) from continuing operations	$889	$(3,303)	$(613)	$(6,595)
Adjustments:
Depreciation expense	546	585	1,091	1,160
Amortization expense	198	218	396	436
EBITDA	1,633	(2,500)	874	(4,999)
Acquisition costs and other	15	—	26	—
Stock-based compensation	—	2	11	(18)
Non-cash lease expense	25	31	50	61
Restructuring and severance costs	31	—	31	84
Tubular Products Adjusted EBITDA	$1,704	$(2,467)	$992	$(4,872)
% segment sales	5.9%	(8.5)%	1.9%	(8.1)%